EXHIBIT 5.2



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                  [LETTERHEAD OF COX HANSON O'REILLY MATHESON]





                                            December 10, 2001



Bowater Incorporated
Bowater Canada Finance Corporation
55 East Camperdown Way
P.O. Box 1028
Greenville, South Carolina 29602

Ladies and Gentlemen:

        We render this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") of Bowater Canada Finance Corporation ("BCFC"), an unlimited liability company organized under the laws of the Province of Nova Scotia (the "Province"), and Bowater Incorporated ("Bowater"), a Delaware corporation, relating to $600,000,000 in aggregate principal amount of BCFC's 7.95% Notes due 2011 (the "Exchange Notes").

        We have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records as we considered necessary or relevant for purposes of the opinion expressed below, including without limitation all corporate records of BCFC contained in its minute book and a certified resolution of the board of directors of BCFC authorizing the Exchange Notes. With respect to all documents examined by us, we have assumed the genuineness of all signatures, the legal capacity of individuals signing any documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photocopied copies.

        The opinion expressed herein relates only to the laws of the Province on the date of this letter, and the federal laws of Canada applicable in the Province as at the date of this letter, and no opinion is expressed with respect to the laws of any other jurisdiction.

        Based upon and subject to the foregoing, we advise you that, in our opinion, the Exchange Notes have been duly authorized for issuance by BCFC.

        This opinion is rendered to you solely for your benefit in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.





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        We hereby consent to being named in the Registration Statement and in the prospectus that constitutes a part thereof as special counsel to BCFC who have passed upon legal matters in connection with the Exchange Notes. We further consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/  COX HANSON O'REILLY MATHESON












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